UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2016

QCR Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265

(Address of principal executive offices, including zip code)

(309) 736-3584

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2016, QCR Holdings, Inc. (the “Company”) and Quad City Bank & Trust Company, as rights agent (the “Rights Agent”), entered into a First Amendment to Amended and Restated Rights Agreement (the “Amendment”), which amended the Amended and Restated Rights Agreement, effective as of May 7, 2013, between the Company and the Rights Agent (as amended, the “Rights Agreement”).

The Amendment, which will be submitted to the Company’s stockholders for ratification at the Company’s 2016 annual meeting, extended the final expiration date of the Rights Agreement from May 1, 2016 to February 11, 2019.

The foregoing summary is qualified in its entirety by the terms and conditions of the Amendment, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On February 18, 2016, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	First Amendment to Amended and Restated Rights Agreement, dated as of February 11, 2016.

99.1	Press release dated February 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR HOLDINGS, INC.

Dated: February 18, 2016	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer